                                     SCHEDULE 14A
                                    (Rule 14a-101)

                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION

                     Proxy Statement Pursuant to Section 14(a) of
                the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant /X/
Filed by a Party other than the Registrant

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                     T.J.T., INC.
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing party:

          ----------------------------------------------------------------------
     (4)  Date filed:

          ----------------------------------------------------------------------

                                     T.J.T., INC.
                                 843 NORTH WASHINGTON
                                 EMMETT, IDAHO 83617



January 22, 1999


Dear Shareholder:

     You are invited to attend T.J.T., Inc.'s 1999 Annual Meeting of Shareholders, which will be held at the Owyhee Plaza Hotel, in the Gallery Room, on Tuesday, February 23, 1999, at 10:00 a.m. Mountain Standard Time. The Owyhee Plaza Hotel is located at 11th and Main in Boise, Idaho.

     The formal notice for the annual meeting follows on the next page. In addition to the three items of business, we will also discuss T.J.T.'s 1998 performance and answer your questions. Enclosed with this proxy statement are your proxy card, a postage-paid envelope to return your proxy card, and T.J.T.'s 1998 Annual Report.

     Your vote is important. Please mail the enclosed proxy card in the envelope provided, or if you prefer to vote in person at the annual meeting, you may do so.

     I look forward to seeing you at the meeting.

                              Sincerely,



                              TERRENCE J. SHELDON
                              CHAIRMAN OF THE BOARD,
                              PRESIDENT, CHIEF EXECUTIVE OFFICER,
                              AND CHIEF OPERATING OFFICER

                                  TABLE OF CONTENTS

INFORMATION ABOUT T.J.T., INC. . . . . . . . . . . . . . . . . . . . . . . .   1
INFORMATION ABOUT PROXY SOLICITATION AND VOTING. . . . . . . . . . . . . . .   1
INFORMATION CONCERNING CHANGES TO THE BOARD OF DIRECTORS . . . . . . . . . .   4
BUSINESS AT THE ANNUAL MEETING . . . . . . . . . . . . . . . . . . . . . . .   4
ELECTION OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
MEETINGS, COMMITTEES AND COMPENSATION
 OF THE BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . .   6
RATIFICATION OF APPOINTMENT OF AUDITORS. . . . . . . . . . . . . . . . . . .   8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
 AND MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
EXECUTIVE COMPENSATION COMMITTEE REPORT
 ON EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . .  14
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. . . . . . . . .  16
OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                     T.J.T., INC.

                     ____________________________________________

                                  NOTICE OF THE 1999
                            ANNUAL MEETING OF SHAREHOLDERS
                                  FEBRUARY 23, 1999
                     ____________________________________________


     The Annual Meeting of Shareholders of T.J.T., Inc., a Washington corporation, will be held on Tuesday, February 23, 1999, at 10:00 a.m., Mountain Standard Time, in the Gallery Room of the Owyhee Plaza Hotel in Boise, Idaho (the "Annual Meeting") for the following purposes:

     1. To elect three Directors, each to serve until the Annual Meeting of Shareholders in 2002 or until their successors are duly elected and qualified;

     2. To ratify the appointment of Balukoff Lindstrom & Co., P.A. as our independent auditors for the 1999 fiscal year; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

     Shareholders of record at the close of business on Monday, December 21, 1998, are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting. If you are unable to attend the Annual Meeting in person, we urge you to sign, date and return the enclosed proxy in the enclosed self-addressed stamped envelope, since it is necessary that a majority of the shareholders' outstanding shares be present, in person or by proxy, for a quorum at the Annual Meeting.


                         By Order of the Board of Directors

                         April L. Kierstead
                         SECRETARY

Emmett, Idaho
January 22, 1999


                         ______________________________

     T.J.T.'s 1998 Annual Report is enclosed with this Proxy Statement. The Annual Report contains financial and other information about T.J.T., Inc., but is not incorporated in the Proxy Statement and is not part of the proxy soliciting material.

                            INFORMATION ABOUT T.J.T., INC.

     T.J.T., Inc. ("T.J.T.") is a purchaser and reconditioner of axles and tires that have been used to transport manufactured homes from the factory to the home site. Federal regulations require that these axles and tires be inspected, refurbished and/or replaced after each trip. We also distribute vinyl siding, skirting supplies, and other accessory products to the built-on-site housing market and manufactured housing dealers. We operate in ten states in the western and northwestern United States. We employ 180 people in this ten-state region. Our executive office is located at 843 North Washington, Emmett, Idaho 83617. Our telephone number is (208) 365-5321.

                   INFORMATION ABOUT PROXY SOLICITATION AND VOTING

GENERAL INFORMATION

     We have sent you the enclosed proxy because T.J.T.'s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission, and it is designed to provide you information to assist you in voting your shares. The purpose of the Annual Meeting is for the shareholders of T.J.T.'s common stock to consider and vote on the following proposals:

     1. To elect three Directors to serve until the 2002 Annual Meeting of Shareholders or until their successors are duly elected and qualified (see "PROPOSAL 1. ELECTION OF DIRECTORS");

     2. To ratify the appointment of Balukoff Lindstrom & Co., P.A. as our independent auditors for the 1999 fiscal year (see "PROPOSAL 2. RATIFICATION OF AUDITORS"); and

     3. To transact such other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

DATE, TIME AND PLACE OF ANNUAL MEETING

     The Annual Meeting will be held on Tuesday, February 23, 1999, at 10:00 a.m., Mountain Standard Time, in the Gallery Room of the Owyhee Plaza Hotel at 11th and Main in Boise, Idaho.

     T.J.T. intends to mail this Proxy Statement and accompanying proxy card on or about January 22, 1999, to all shareholders entitled to vote at the Annual Meeting. This Proxy Statement will be furnished to brokers, banks and similar persons whose name or whose nominee's name appears on T.J.T.'s books and records.

SOLICITATION OF PROXIES

     T.J.T. will bear the entire cost for solicitation of proxies. Copies of the solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of T.J.T.'s common stock beneficially owned by others to forward to such beneficial owners. T.J.T. will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection with the proxy solicitation. Solicitation of proxies may be made in person or by mail, telephone, telecopy or telegram. The directors, officers, employees and representatives of T.J.T. may solicit proxies from its shareholders by telephone, telecopy or telegram or in person. T.J.T.'s directors, officers and employees will receive no additional compensation for this solicitation, but may be reimbursed for out-of-pocket expenses they incur in connection with the proxy solicitation.

RECORD DATE; SHARES ENTITLED TO VOTE

     T.J.T.'s Board of Directors has fixed the close of business on Monday, December 21, 1998, as the record date (the "Record Date") for determining T.J.T.'s shareholders entitled to vote at the Annual Meeting. Only the holders of record of T.J.T.'s common stock on the Record Date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on December 21, 1998, T.J.T. had outstanding and entitled to vote 4,854,739 shares of common stock.

     Each holder of record of T.J.T.'s common stock on the Record Date is entitled to one vote for each share held on each of the matters to be voted on at the Annual Meeting. On the Record Date, there were approximately 1,411 holders of record.

MARKET FOR T.J.T.'S COMMON STOCK

     T.J.T.'s common stock is listed for quotation on the NASDAQ SmallCap Market System under the symbol "AXLE." On the Record Date, the fair market value of T.J.T.'s common stock as reported by the NASDAQ SmallCap Market System at the close of trading was $1.19.

QUORUM; REQUIRED VOTE

     As of the Record Date, T.J.T. had 4,854,739 shares of outstanding common stock. You are entitled to one vote for each share of T.J.T.'s common stock that you hold as of the Record Date on each of the matters to be voted on at the Annual Meeting. You do not have cumulative voting rights. A quorum consisting of at least 2,427,370 shares is necessary to hold a valid meeting. If holders cast at least 2,427,370 shares of the total 4,854,739 shares entitled to vote at the Annual Meeting, either in person or by proxy, a quorum will exist. Abstentions are counted toward the quorum requirement, but they have no other effect on voting for the election of directors or approval of auditors. Broker non-votes are counted toward a quorum but are not counted in determining whether a matter is approved.

     If the shares held by the persons present or represented by proxy at the Annual Meeting are less than 2,427,370 shares of T.J.T.'s common stock, the Annual Meeting may be adjourned for the purpose of obtaining additional proxies, votes or for any other purpose and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original Annual Meeting (except for any proxies which have since then effectively been revoked or withdrawn). See "Revocation of Proxies" below.

SOLICITATION AND VOTING OF PROXIES

     Please complete, date, sign and promptly return the enclosed proxy card in the enclosed envelope. All shares of T.J.T.'s common stock represented by properly executed proxies received in time for the Annual Meeting will be voted in the manner specified at the Annual Meeting, or any adjournment or postponement of the Annual Meeting. EXECUTED PROXIES THAT DO NOT CONTAIN VOTING INSTRUCTIONS WILL BE VOTED (i) IN FAVOR OF THE ELECTION OF EACH OF THE THREE NOMINEES FOR ELECTION TO OUR BOARD OF DIRECTORS, AND (ii) IN FAVOR OF THE APPOINTMENT OF BALUKOFF LINDSTROM & CO., P.A. AS T.J.T.'S AUDITORS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999. The Board does not know of any other matters that will be presented at the Annual Meeting besides the two proposals discussed in this proxy statement. However, if any other matters are properly presented, the people named as proxies will vote in accordance with their judgment on such matters.

REVOCATION OF PROXIES

     You may revoke a proxy at any time before it is voted. You may revoke the proxy by filing a written notice of revocation or a duly executed proxy bearing a later date with the Secretary of T.J.T. at 843 North Washington, P.O. Box 278, Emmett, Idaho 83617, or attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS AND NOMINATION OF DIRECTORS

     T.J.T.'s Bylaws provide that in order for a shareholder to nominate a candidate for election as a director at an annual meeting of shareholders or propose business for consideration at such meeting, notice must be given in writing to the Secretary of T.J.T. at T.J.T.'s executive offices not less than 120 days in advance of release of the proxy statement to shareholders in connection with the previous year's annual meeting. Accordingly, a shareholder nomination or proposal intended for consideration at the 2000 annual meeting must have been received by the Secretary prior to September 24, 1999.
T.J.T.'s Bylaws also provide details about the information that needs to be included in each shareholder's proposal or nomination of a director. No shareholder proposals or nominations have been made for consideration at the Annual Meeting.

              INFORMATION CONCERNING CHANGES TO THE BOARD OF DIRECTORS

     At the 1998 annual meeting, Douglas A. Strunk, Ulysses B. Mori, Scott M. Hayes, Arthur J. Berry and B. Kelly Bradley were elected to the Board of Directors to serve as Class II Directors until the year 2001.

     Since the 1998 annual meeting, T.J.T.'s Board of Directors has experienced other changes. In August 1998, Robert L. Burkhart, T.J.T.'s Manager of the Idaho Plant since 1978, retired. Darle E. Lacey, T.J.T.'s Head of Purchasing of the Dealer Sales Material at the Centralia, Washington facility, has decided not to stand for re-election at the Annual Meeting. We are grateful to both
Mr. Burkhart and Mr. Lacey for their contributions to the success of T.J.T.

     The Board of Directors has nominated Rick Treadwell, T.J.T.'s Senior Vice President based in Dana Point, California, and Darren Bradley, the Assistant Manager of T.J.T.'s Centralia, Washington facility, for election to the Board as Class III Directors. Terrence J. Sheldon, T.J.T.'s President, Chief Executive Officer, and Chief Operating Officer, will also stand for re-election to the Board as a Class III Director. As a Class III Director, each man will serve until 2002.

                            BUSINESS AT THE ANNUAL MEETING


                                    PROPOSAL 1.

                                ELECTION OF DIRECTORS

     T.J.T.'s Board of Directors is divided into three classes of directors who serve staggered three-year terms. The term of one class of directors expires at each annual meeting of shareholders. Each director serves on the Board of Directors until he or she is succeeded by another qualified director who has been elected.

               The current classes of directors are as follows:

                    -    Three Class I Directors:  Scott Beechie,
                         John W. Eames III and Patricia I. Bradley.
                         The Class I Directors' term in office expires at the 2000 annual meeting.

                    - Five Class II Directors: Douglas A. Strunk, Ulysses B. Mori, Scott M. Hayes, Arthur J. Berry, and B. Kelly Bradley. The Class II Directors' term in office expires at the 2001 annual meeting.

                    -    Three Class III Directors:  Terrence J.
                         Sheldon, Darle E. Lacey, and Darren Bradley. The Class III Directors' term in office expires as of the Annual Meeting.

     The current term for the Class III Directors, Terrence J. Sheldon, Darle E. Lacey, and Darren Bradley, expires as of the Annual Meeting. Robert Burkhart, a former Class III director, retired in August 1998 and Mr. Lacey has decided not to stand for re-election at the Annual Meeting. The Nominees for Class III Directors to be voted upon at the Annual Meeting are: Terrence J. Sheldon, who has previously been elected and served on the Board, is standing for re-election; Darren Bradley, who has served as an appointed member of the Board of Directors since January 1997, is now standing for election to the Board; and Rick Treadwell, who was appointed to the Board in August 1998, is now standing for election to the Board. These Class III nominees will be elected to hold office until T.J.T.'s annual meeting of shareholders in 2002. If any nominee is unable to serve as a Director, the proxy holders may substitute a nominee and vote for another person of their choice in that place, or the Board may reduce the size of the Board of Directors prior to the Annual Meeting to eliminate the position of any nominees.

     We intend for the proxy holders named on the enclosed proxy card to vote for the three Class III nominees named below. This will decrease the number of directors on T.J.T.'s Board of Directors from twelve to eleven. The following information is furnished with respect to each nominee and continuing director:

CLASS III -- NOMINEES FOR ELECTION TO SERVE UNTIL THE 2002 ANNUAL MEETING OF
SHAREHOLDERS:

     TERRENCE J. SHELDON, 57, was elected to the Board in 1977. Mr. Sheldon is a founder and a major shareholder of T.J.T. Mr. Sheldon has served as T.J.T.'s President since its inception, except from January 1986 through October 1986, as Chief Executive Officer since 1994, and as Chief Operating Officer since December 1998. Mr. Sheldon is the Chairman of the Board of Directors and the Executive Compensation Committee.

     DARREN BRADLEY, 37, was appointed to the Board in January 1997. As of November 1996, Mr. Bradley was employed as Assistant Manager of T.J.T.'s Centralia, Washington facility. Prior to that, Mr. Bradley was involved with Bradley Enterprises, Inc. since 1984, and was Assistant Manager since 1989. Mr. Bradley is the son of Patricia I. Bradley and brother of B. Kelly Bradley, both members of T.J.T.'s Board of Directors.

     RICK K. TREADWELL, 50, was appointed to the Board in August 1998. In July 1998, Mr. Treadwell was appointed as a Senior Vice President of T.J.T. From 1978 to June 1998, Mr. Treadwell served as the President of West States Recycling, Inc.

CLASS I -- DIRECTORS ELECTED TO SERVE UNTIL THE 2000 ANNUAL MEETING OF
SHAREHOLDERS:

     SCOTT BEECHIE, 40, was elected to the Board in February 1997.
     Mr. Beechie is a CPA and has served as T.J.T.'s Vice President since July 1996. He was appointed Chief Financial Officer in April 1997, and Vice President and Treasurer in February 1998. Mr. Beechie was also appointed as a member of T.J.T.'s Audit Committee in April 1997. From 1990 to 1996, he served as Manager of Financial Reporting for U.S. Bancorp (formerly West One Bancorp) in Boise, Idaho. Mr. Beechie received a B.B.A. in Finance from Idaho State University in 1981.

     JOHN W. EAMES III, 58, was elected to the Board in 1992. In June 1997, Mr. Eames was appointed Director of Governmental and Industrial Affairs for T.J.T. Mr. Eames previously served as General Manager of T.J.T.'s Oregon facility from 1991 to June 1997. From 1986 to 1991, he was national sales manager for Lodge Logs, Inc., in Idaho.

     PATRICIA I. BRADLEY, 54, was elected to the Board in February 1997. Ms. Bradley was appointed Senior Vice President and General Manager of T.J.T.'s Centralia, Washington facility in November 1996. In 1998, Ms. Bradley was named Executive Vice President and T.J.T.'s Director of Corporate Dealer Sales. Previously, Ms. Bradley was the owner and Chief Executive Officer of Bradley Enterprises, Inc. Ms. Bradley is the mother of Darren Bradley and B. Kelly Bradley, who are also members of the Board of Directors.

CLASS II -- DIRECTORS ELECTED TO SERVE UNTIL THE 2001 ANNUAL MEETING OF
SHAREHOLDERS:

     DOUGLAS A. STRUNK, 47, was elected to the Board in 1988. Mr. Strunk has served as Sales Manager of T.J.T.'s Idaho facility since 1988.
     Mr. Strunk received a vocational/technical certificate from College of Southern Idaho in 1972.

     ULYSSES B. MORI, 46, was elected to the Board in February 1998.
     Mr. Mori was appointed as a Senior Vice President and Manager of T.J.T.'s Woodland, California facility following T.J.T.'s merger with Leg-it Tire Company, Inc. in 1997. In 1998, Mr. Mori was named T.J.T.'s Director of New Business Development. Mr. Mori had previously been the President and Chief Executive Officer of Leg-it Tire Company, Inc. since 1980. Mr. Mori is a member of the National Axles and Tires Association and the Transportation Task Force.

     SCOTT M. HAYES, 51, was elected to the Board in February 1998. Mr. Hayes is a member of T.J.T.'s Executive Compensation and Audit Committees. Currently, Mr. Hayes is a self-employed private investor and consultant. He previously served as the Executive Vice President and Chief Financial Officer of U.S. Bancorp (formerly West One Bancorp).

     ARTHUR J. BERRY, 47, was elected to the Board in 1995. For the past five years, Mr. Berry has been the President and principal shareholder of Arthur J. Berry & Company, a real estate development and business brokerage firm located in Boise, Idaho. Mr. Berry received a degree in Finance from Boise State University in 1973, a J.D. from the University of Idaho in 1976, and an MBA from Boise State University in 1981. Mr. Berry is a member of T.J.T.'s Executive Compensation and Audit Committees of the Board of Directors.

     B. KELLY BRADLEY, 36, was elected to the Board in February 1998.
     Mr. Bradley has been employed as the Manager of T.J.T.'s Centralia, Washington facility. Mr. Bradley was previously employed by Bradley Enterprises, Inc. from 1980 to 1996, and served as manager of various operations from 1984. He served as Manager of Bradley from 1989 to 1996. Mr. Bradley is the son of Patricia I. Bradley, the Executive Vice President and Director of Corporate Dealer Sales and a member of the Board of Directors, and the brother of Darren Bradley, another member of the Board of Directors.

                        MEETINGS, COMMITTEES AND COMPENSATION
                              OF THE BOARD OF DIRECTORS

     The Board of Directors met five times during the fiscal year ended September 30, 1998. In addition to the full Board meetings, some directors also attended meetings of Board committees. The Board has an Audit Committee and an Executive Compensation Committee.

EXECUTIVE COMPENSATION COMMITTEE. The Executive Compensation Committee reviews and adjusts the salaries of T.J.T.'s principal officers and key executives. The Executive Compensation Committee also administers T.J.T.'s executive compensation and benefit plans. The three members of the Executive Compensation Committee are Messrs. Sheldon (Chairman), Hayes, and Berry. The Executive Compensation Committee met once during the 1998 fiscal year. See "Employment Agreements" regarding Mr. Sheldon's employment arrangements with T.J.T.

AUDIT COMMITTEE. The Audit Committee's primary function is to facilitate communications among outside auditors and the Board of Directors. The Audit Committee also reviews financial statements, internal controls and procedures, and the scope and results of audits. The three members of the Audit Committee are Messrs. Beechie, Berry, and Hayes. The Audit Committee met once during the 1998 fiscal year.

During the fiscal year ended September 30, 1998, each of the directors attended at least 75% of all of the meetings of the Board and those committees on which he served during the fiscal year, except for Darren Bradley. Mr. Bradley was unable to attend two of the Board meetings and as a result, he attended less than 75% of the Board meetings.

DIRECTOR COMPENSATION

     Directors who are T.J.T. employees receive no fees for their services as directors. Non-employee directors receive a fee of $500 per meeting (plus reasonable out-of-pocket expenses in a manner consistent with past practice) for attending Board of Directors meetings. As of the date of this Proxy Statement, only Messrs. Hayes and Berry are eligible to receive compensation for their services to the Board. For the 1998 fiscal year, Messrs. Hayes and Berry each received $2,500 for their services as directors.

     On November 18, 1997, the Board of Directors adopted T.J.T.'s 1997 Director Stock Option Plan ("Directors Plan") and on February 24, 1998, T.J.T.'s shareholders approved the Directors Plan. The Directors Plan authorized the issuance of a total of 50,000 shares of T.J.T.'s stock to directors who are not employed by T.J.T.

     The option grants under the Directors Plan are non-discretionary grants which are made when a non-employee director is elected to T.J.T.'s Board of Directors. Each non-employee director elected receives an option grant to purchase 5,000 shares of T.J.T.'s common stock. Twenty percent of the options granted under the Directors Plan become exercisable immediately after the grant is issued. Then the options become exercisable at a rate of 20% per year, on the anniversary of the grant date, over a period of four years. The exercise price of the options is 100% of the fair market value of T.J.T.'s common stock on the NASDAQ SmallCap Market System on the last trading day prior to the grant date. On November 18, 1997, Messrs. Hayes and Berry were each granted the option to purchase 5,000 shares of T.J.T.'s common stock. As of the date of this proxy statement, 2,000 of the 5,000 shares granted to both Messrs. Hayes and Berry are exercisable. No stock options have been exercised under the Directors Plan. No stock options were granted under the Directors Plan for the fiscal year ended September 30, 1998. There are 40,000 shares remaining under the Directors Plan.

EXECUTIVE OFFICERS

     The following table describes certain information about T.J.T.'s executive officers ("Executive Officers").

     NAME                         AGE        POSITION

     Terrence J. Sheldon           57        President, Chief Executive Officer,
                                               Chief Operating Officer, and
                                               Chairman of the Board of
                                               Directors

     Patricia I. Bradley           54        Executive Vice President, Director
                                               of Corporate Dealer Sales, and a
                                               member of the Board of Directors

     Ulysses B. Mori               46        Senior Vice President, Director of
                                               New Business Development, and a
                                               member of the Board of Directors

     Rick K. Treadwell             50        Senior Vice President and a member
                                               of the Board of Directors

     Scott Beechie                 40        Vice President, Treasurer, Chief
                                               Financial Officer, and a member
                                               of the Board of Directors

     April L. Kierstead            43        Assistant Treasurer, Secretary, and
                                               Controller



     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE THREE NAMED
     NOMINEES.

                                     PROPOSAL 2.

                       RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Balukoff, Lindstrom & Co., P.A. to serve as the auditors of T.J.T. and to make an examination of T.J.T.'s consolidated financial statements for the fiscal year ending September 30, 1999. This firm of independent public accountants has served as T.J.T.'s auditors since T.J.T.'s public offering in December 1995.

     Representatives of Balukoff, Lindstrom & Co., P.A. will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so. In the absence of other instructions, shares represented by properly executed proxies will be voted "For" the ratification of Balukoff, Lindstrom & Co., P.A. as T.J.T.'s auditors for the fiscal year ending
September 30, 1999.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF PROPOSAL
     2.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     This table details the amount of T.J.T.'s common stock the executive officers and directors beneficially owned as of December 21, 1998. In general, "beneficial ownership" includes those shares a director or executive officer has the power to vote, or power to transfer, and stock options that are exercisable currently or will become exercisable within 60 days. Except as set forth in the footnotes below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. An asterisk in the column listing the percentage of class owned indicates the person owns less than 1% of T.J.T.'s common stock as of the Record Date.

-------------------------------------------------------------------------------------------------
              (1)                                (2)                     (3)               (4)
                                        Number of Shares and
                                        Nature of Beneficial
                                           Ownership as of
                                       December 21, 1998(1,2)     Right to Acquire       Percent
       Name and Address                 (including Shares in       Within 60 Days          of
      of Beneficial Owner                    Column (3))         of December 21, 1998    Class(3)
-------------------------------------------------------------------------------------------------
CERTAIN BENEFICIAL OWNERS:
     Robert Rubin**                           631,189                  346,535             12.1
     6060 Kings Gate Circle
     Del Ray Beach, FL

DIRECTORS:
     Terrence J. Sheldon(4)                 1,004,598                   37,620             20.5
     Patricia I. Bradley(5)                   624,110                   15,000             12.8
     Ulysses B. Mori                          291,668                      ---              6.0
     Douglas A. Strunk                        129,737                   15,000              2.7
     Robert L. Burkhart (Retired)             120,775                    5,000              2.5
     Darle E. Lacey                           106,431                    7,500              2.2
     B. Kelly Bradley                          82,778                      ---              1.7
     Darren M. Bradley                         79,201                      ---              1.6
     Arthur J. Berry                           72,000                    2,000              1.5
     Scott M. Hayes                            27,000                    2,000               *
     Scott Beechie                             20,221                    6,000               *
     John W. Eames III                         18,039                   10,000               *
     Rick Treadwell(6)                          1,600                      ---               *

EXECUTIVE OFFICERS:
     April L. Kierstead                        12,027                    7,500               *

     All Directors and Executive            2,590,185                  107,620             53.35
     Officers as a Group (14 persons)

-------------
SEE FOOTNOTES ON NEXT PAGE.

(1) For purposes of this table, shares are considered to be "beneficially" owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities, or the sole or shared power to dispose of or direct the disposition of the securities. "Beneficially" owned also includes the person who has the right to acquire the beneficial ownership of the shares within 60 days of December 21, 1998. Unless otherwise indicated in these footnotes, each shareholder has sole voting and investment power with respect to the shares beneficially owned.


(2) Includes shares of T.J.T.'s common stock held by the Trustee of T.J.T.'s 401(k) Profit Sharing Plan for the accounts of individuals as follows: Mr. Sheldon - 176,843, Ms. Bradley - 4,410, Mr. Mori - 492, Mr. Strunk - 49,649, Mr. Lacey - 33,267, Mr. B.K. Bradley - 1,778, Mr. D. Bradley -
     1,001, Mr. Beechie - 2,721, Mr. Eames - 8,039, and Ms. Kierstead - 1,647 shares. Also includes warrants and indirect shares held by the beneficial owners. Mr. Sheldon has 17,620 warrants and Ms. Bradley has 15,000 warrants available. Mr. Sheldon also holds 2,263 shares indirectly.

(3) The percentages shown are calculated based upon the shares indicated in column (2), as prescribed by the Securities and Exchange Commission's Rule S-B 403.

(4) Mr. Sheldon has permanently assigned proxy voting power of 2,348 shares to Jerry Radandt, Sr. Also, 2,263 shares are held by T.J.T. Enterprises, a partnership in which Mr. Sheldon is a fifty (50) percent owner.

(5) Ms. Bradley shares voting and dispositive power as to such shares with her husband.

(6) Mr. Treadwell shares voting and dispositive power as to such shares with his wife.

* Represents less than 1% of the issued and outstanding shares of T.J.T.'s common stock.

** This is the amount of shares held by Robert Rubin as of September 30, 1997, which is T.J.T.'s latest information regarding the holdings of Mr. Rubin.

                                EXECUTIVE COMPENSATION

     This table indicates all cash compensation T.J.T. paid, as well as certain other compensation paid or accrued to Terrence J. Sheldon, the President, Chief Executive Officer, Chief Operating Officer, and Chairman of the Board of T.J.T., and the executive officers of T.J.T. earning more than $100,000/year:

SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------
                                            ANNUAL COMPENSATION(1)      LONG-TERM COMPENSATION
---------------------------------------------------------------------------------------------------
                                                                      OTHER ANNUAL    STOCK OPTIONS
 NAME AND PRINCIPAL POSITION                   YEAR     SALARY       COMPENSATION(2)    GRANTED(3)
---------------------------------------------------------------------------------------------------
 Terrence J. Sheldon(5)                        1998    $225,000          $47,036           ---
 President, Chief Executive Officer,           1997    $225,000          $14,272           ---
 Chief Operating Officer, and                  1996    $225,000          $23,842           ---
 Chairman of the Board of Directors
---------------------------------------------------------------------------------------------------
 Patricia I. Bradley(6)                        1998    $209,477           $2,900           ---
 Executive Vice President and Director of      1997    $179,426             N/A             N/A
 Corporate Dealer Sales and Director           1996       N/A               N/A             N/A
---------------------------------------------------------------------------------------------------
 Ulysses B.  Mori(6)                           1998    $162,162           $2,596           ---
 Senior Vice President and Director of         1997     $34,038            N/A             N/A
 New Business Development and Director         1996       N/A              N/A             N/A
---------------------------------------------------------------------------------------------------
 Rick K. Treadwell(6)                          1998    $46,154(4)          N/A             N/A
 Senior Vice President                         1997      N/A               N/A             N/A
                                               1996      N/A               N/A             N/A
---------------------------------------------------------------------------------------------------

(1) Excludes personal benefits and other forms of non-cash compensation that did not in the aggregate exceed 10% of the aggregate amount of cash compensation shown for the subject individuals.

(2) Includes participating contributions to T.J.T.'s 401(k) Plan on a calendar year.

(3) Represents five-year stock options granted in October 1994 at $5.00 and repriced as of September 1, 1995 at $4.00. See "1994 Stock Option Plan."

(4) Represents the amount earned by Mr. Treadwell from June 1, 1998 through September 30, 1998, under his employment agreement with T.J.T.

(5)  See "Employment Agreement with Chief Executive Officer" section.

(6)  See "Other Employment Agreements" section.

EMPLOYMENT AGREEMENT WITH CHIEF EXECUTIVE OFFICER

     Effective October 1, 1997, T.J.T. entered into a separate employment, nondisclosure and noncompetition agreement with Mr. Sheldon for his services as T.J.T.'s President and Chief Executive Officer. The term of his employment agreement was through September 30, 1998. Mr. Sheldon received a minimum base salary of $225,000, and benefits comparable to those provided to other T.J.T. employees. The employment agreement required Mr. Sheldon to devote substantially all of his business time to performing his duties and responsibilities for T.J.T. The employment agreement prohibited Mr. Sheldon from engaging in any competitive activities with T.J.T. during his employment. Under the employment agreement, Mr. Sheldon was also prohibited from competitive activities with T.J.T. for three years following his termination of employment with T.J.T. This stipulation applied if Mr. Sheldon terminated his employment or he was terminated for cause, as defined in the employment agreement. Any increase in Mr. Sheldon's annual rate of compensation under the employment agreement needed to be approved by a majority of both the disinterested Directors and the Executive Compensation Committee.

     In addition to his base salary, Mr. Sheldon was entitled to share in an
annual bonus, which certain executive officers receive.     Although no
performance bonus was paid, Mr. Sheldon received a $30,000 bonus in 1998 for his efforts in accomplishing T.J.T.'s strategic objectives during the 1997 fiscal year.

     Under the employment agreement, Mr. Sheldon had the right to elect, within one year after any change in control of T.J.T., to terminate his employment upon not less than 90 days' prior written notice. Mr. Sheldon was to continue to receive his salary and benefits for a period of 18 months or until the scheduled expiration date of the employment agreement, whichever was later. This salary continuation applied if T.J.T. terminated Mr. Sheldon's employment for reasons other than "for cause" within one year after any change in control of T.J.T.
For the purposes of this employment agreement, a "change in control" was defined as occurring when a majority of the total outstanding votes which were eligible to be voted for directors of T.J.T. were either legally or beneficially held by any person or group of persons acting in concert who was not a T.J.T. shareholder as of the date of the commencement of the agreement.

     Following T.J.T.'s disappointing financial performance in the last quarters of the 1998 fiscal year, Mr. Sheldon and the Board of Directors reviewed
Mr. Sheldon's salary and mutually agreed that it was in T.J.T.'s best interests to reduce Mr. Sheldon's annual base compensation. Effective December 1, 1998, Mr. Sheldon's base compensation was reduced from $225,000 to $175,000 annually. Also, as of December 4, 1998, Mr. Sheldon's title was revised to include Chief Operating Officer. T.J.T.'s Board of Directors and Executive Compensation Committee are reviewing a new one-year employment agreement and bonus plan with Mr. Sheldon, and they expect to finalize the terms of Mr. Sheldon's employment agreement by the Annual Meeting.

OTHER EMPLOYMENT AGREEMENTS

     T.J.T. had three other employment agreements with Executive Officers in effect during the 1998 fiscal year. These employment agreements were with Patricia I. Bradley, Ulysses B. Mori and Rick K. Treadwell.

     As of November 14, 1996, T.J.T. entered into a separate employment, nondisclosure and noncompetition agreement with Patricia I. Bradley. The term of her employment agreement was through December 31, 1998. Under the employment agreement, Ms. Bradley served as the Senior Vice President and General Manager of T.J.T.'s Centralia, Washington facility and as a Director of T.J.T.
Effective December 4, 1998, Ms. Bradley's titles were changed to Executive Vice President and Director of Corporate Dealer Sales. Ms. Bradley received a base salary of $209,477. Due to T.J.T.'s disappointing financial performance in the last quarters of the 1998 fiscal year, Ms. Bradley and the Board of Directors reviewed Ms. Bradley's salary. As a result, Ms. Bradley's annual base compensation was reduced from $209,477 to $159,477 annually. T.J.T.'s Board of Directors and Executive Compensation Committee are reviewing a new one-year employment agreement and bonus plan with Ms. Bradley, and they expect to finalize the terms of Ms. Bradley's employment agreement by the Annual Meeting.

     As of June 24, 1997, T.J.T. entered into a separate employment, nondisclosure and noncompetition agreement with Ulysses B. Mori. The term of his employment agreement is through June 24, 2001. Mr. Mori currently serves as a Senior Vice President, the Director of New Business Development for T.J.T.,
and as a Director of T.J.T.   Mr. Mori receives a minimum base salary of
$150,000.

     As of June 1, 1998, T.J.T. entered into a separate employment, nondisclosure and noncompetition agreement with Rick Treadwell. The term of his employment agreement is through May 31, 2002. Mr. Treadwell serves as a Senior Vice President of T.J.T. and has been nominated for election to T.J.T.'s Board of Directors. Mr. Treadwell receives a minimum base salary of $150,000.

     Under their employment agreements, these Executive Officers are eligible for other benefits. Ms. Bradley and Mr. Mori are entitled to an annual bonus proportionate with their base salaries. Neither Ms. Bradley nor Mr. Mori received a bonus in 1998. Under his employment agreement, Mr. Treadwell was not eligible for a bonus in 1998. All three of these Executive Officers received other benefits comparable to the benefits received by other T.J.T. employees.

1994 STOCK OPTION PLAN

     On February 17, 1995, T.J.T.'s shareholders approved the 1994 Stock Option Plan (the "Plan") at a special meeting. Under the Plan, T.J.T.'s officers, directors, key employees, and consultants can receive incentive stock options and non-qualified stock options to purchase up to an aggregate of 200,000 shares of T.J.T.'s common stock. According to the Plan, no more than 100,000 shares may be issued as incentive stock options and no more than 100,000 shares may be issued as non-qualified stock options.

     On October 1, 1994, the Board of Directors awarded the original non-qualified stock options under the Plan for an aggregate of 100,000 shares, at an original exercise price of $5.00 per share. On September 1, 1995, the options were reissued at a price of $4.00 per share to more accurately reflect the fair market value of T.J.T.'s common stock. This award issued all of the non-qualified stock options available under the Plan.

     During the 1997 fiscal year, the Board of Directors awarded incentive stock options under the Plan for 15,000 shares. No incentive stock options were granted during the 1998 fiscal year. No optionees have exercised their stock options. The following table provides information as to options exercised by each of T.J.T.'s Executive Officers during the fiscal year ended September 30, 1998. The value of options held by the Executive Officers at fiscal year end is measured in terms of the last reported sale price reported on the NASDAQ SmallCap Market System for T.J.T.'s common stock on September 30, 1998. The value of T.J.T.'s stock on September 30, 1998 was $1.16.

-----------------------------------------------------------------------------------------------------------------------
                                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                     AND FY-END OPTION VALUES
-----------------------------------------------------------------------------------------------------------------------
                                                                Number of Securities          Value of Unexercised
                                                                Underlying Unexercised        In-the-Money Options
                          Shares Acquired                       Options at FY-End (#)(1)      at FY End ($)(1),(2)
Name                      on Exercise (#)    Value Realized     Exercisable/Unexercisable     Exercisable/Unexercisable
----                      ---------------    --------------     -------------------------     -------------------------
Terrence J. Sheldon            ---                ---                 20,000/0                  ($56,800)/0
Scott Beechie(3)               ---                ---                 6,000/9,000               ($28,320)/($42,480)(3)
Douglas A. Strunk              ---                ---                 15,000/0                  ($42,600)/0
John W. Eames III              ---                ---                 10,000/0                  ($28,400)/0
Darle E. Lacey                 ---                ---                 7,500/0                   ($21,300)/0
April L. Kierstead             ---                ---                 7,500/0                   ($21,300)/0
Robert L. Burkhart             ---                ---                 5,000/0                   ($14,200)/0
Rick K. Treadwell              ---                ---                 0/0                       0/0
------------------------------------------------------------------------------------------------------------------------

-------------
1    The table includes options vested under the 1994 Stock Option Plan.

2 Values in this table are the difference between the market price per share of $1.16 on September 30, 1998, and the $4.00 exercise price on September 1, 1995. T.J.T. acknowledges that the market price of its common stock as of September 30, 1998, is below the exercise price on September 1, 1995. The value of the shares are not "In-the-Money."

3 Mr. Beechie was granted the option to purchase 15,000 shares of common stock in the form of incentive stock options on November 21, 1996, at an exercise price of $5.88 per share. The value of Mr. Beechie's exercisable and unexercisable shares is the difference between the $5.88 exercise price on November 21, 1996, and the market price of $1.16 on September 30, 1998.

401(k) PROFIT SHARING PLAN

     As of September 30, 1998, T.J.T. maintained a 401(k) Profit Sharing Plan (the "401(k) Plan") for its eligible employees. The 401(k) Plan is a profit-sharing plan, including a cash or deferred arrangement according to
Section 401(k) of the Internal Revenue Code of 1986, as amended. T.J.T. sponsors the 401(k) Plan to provide its eligible employees with the opportunity to defer compensation and to have these deferred amounts contributed to the 401(k) Plan on a pretax basis, subject to certain limitations. Until August 1, 1996, T.J.T. made matching contributions to employee deferrals of 100% of participants' contributions up to 6%. As of August 1, 1996, T.J.T. adjusted its matching contributions to 50% of employees' wage contributions up to 3%.

     During the fiscal year ended September 30, 1998, T.J.T. contributed $13,442 in matching contributions. Amounts contributed to the 401(k) Plan by Executive Officers during the 1998 fiscal year totaled $31,546.

CERTAIN TRANSACTIONS

     T.J.T. leases three pieces of property from T.J.T. Enterprises to form a portion of its property in Emmett, Idaho. T.J.T. Enterprises is composed of two general partners each of which has a one-half partnership interest:
Mr. Sheldon, T.J.T.'s President, Chief Executive Officer and Chief Operating Officer, and Jerry Radandt, who has proxy rights to vote 2,263 shares of Mr. Sheldon's T.J.T. common stock and has an outstanding loan from T.J.T., which is described below. T.J.T. believes that these lease agreements contain commercially reasonable terms and conditions no less favorable to T.J.T. than could have been obtained from an unaffiliated party.

     T.J.T. has also extended loans to Jerry Radandt and J.R. Strunk.
J.R. Strunk is the brother of Douglas Strunk, a T.J.T. Board member. These loans are secured by common stock in T.J.T. and other property. As of September 30, 1998, the total amount of these loans and the accrued interest was $57,872. This amount was down from $72,106 as of September 30, 1997.

     T.J.T. also entered into agreements with J.R. Strunk and Vance Strunk, brothers of Douglas Strunk, a Director of T.J.T., to serve as independent buyers for T.J.T. during 1997 and 1998. These buyers purchased used axles and tires for T.J.T. in the amount of $910,436 in 1998 and $1,269,105 in 1997. In order to facilitate transactions between T.J.T. and the buyers, T.J.T. advances cash to the buyers. As of September 30, 1997, T.J.T. had outstanding advances of $62,750 to the buyers. As of September 30, 1998, T.J.T. did not have any outstanding advances to the buyers.

     In addition, T.J.T. purchases piers and other materials used to set up manufactured homes from SAC Industries, Inc., which is owned in part by Ms. Bradley and Mr. Mori, who are both T.J.T. employees and members of the Board of Directors. During 1998, T.J.T. purchased materials in the amount of $565,452 from SAC, which was up from $310,215 of materials purchased by T.J.T. in 1997. T.J.T. purchases the materials from SAC at market rates.

                      EXECUTIVE COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION (1)

     T.J.T.'s Executive Compensation Committee is comprised of Terrence J. Sheldon, Scott M. Hayes and Arthur J. Berry. The Executive Compensation Committee annually reviews the compensation of its Executive Officers . The most recent review was conducted on November 25, 1998.

     As noted above, Mr. Sheldon's employment contract with T.J.T. which began on October 1, 1997, expired on September 30, 1998. The employment agreement
provided for base compensation, an auto allowance and a bonus.    Although no
performance bonus was paid, Mr. Sheldon received a $30,000 bonus in 1998 for his efforts in accomplishing T.J.T.'s strategic objectives during the 1997 fiscal year.

     Following T.J.T.'s disappointing financial performance in the last quarters of the 1998 fiscal year, Mr. Sheldon and the Board of Directors reviewed
Mr. Sheldon's salary and mutually agreed that it was in T.J.T.'s best interests to reduce Mr. Sheldon's annual base compensation. Effective December 1, 1998, Mr. Sheldon's base compensation was reduced from $225,000 to $175,000 annually. T.J.T.'s Board of Directors and Executive Compensation Committee are reviewing a new one-year employment agreement and bonus plan with Mr. Sheldon, and they expect to finalize the terms of Mr. Sheldon's employment agreement by the Annual Meeting.

     Due to T.J.T.'s disappointing financial performance in the last quarters of the 1998 fiscal year, Ms. Bradley and the Board of Directors reviewed
Ms. Bradley's salary. As a result, Ms. Bradley's base compensation was reduced from $209,477 to $159,477 annually. T.J.T.'s Board of Directors and Executive Compensation Committee are reviewing a new one-year employment agreement and bonus plan with Ms. Bradley, and they expect to finalize the terms of Ms. Bradley's employment agreement by the Annual Meeting.

     As detailed above, Ms. Bradley's, Mr. Mori's and Mr. Treadwell's employment agreements with T.J.T. provided for base compensation and benefits as applicable to other T.J.T. employees. Neither Ms. Bradley nor Mr. Mori received a bonus in 1998.

-------------
(1) The disclosure in this section of the Proxy Statement is not incorporated by reference into any of T.J.T.'s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Under his employment agreement, Mr. Treadwell was not eligible for a bonus in 1998.

     COMPENSATION POLICY APPLICABLE TO OFFICERS AND KEY EXECUTIVES. It is the goal of the Executive Compensation Committee to create compensation packages for officers and key executives which will attract, retain and motivate executive personnel who are capable of achieving T.J.T.'s short and long-term financial and strategic goals. Compensation packages are designed to combine a mixture of short-term and long-term incentives tied to T.J.T.'s performance. In exercising its responsibilities, the Executive Compensation Committee also seeks to encourage management to maximize T.J.T.'s stock price to provide a long-term value for its shareholders. Through implementing its compensation policies, the Executive Compensation Committee believes it can motivate T.J.T.'s management to strive to obtain T.J.T.'s objectives of strong financial performance and stock price appreciation. The Executive Compensation Committee has not adopted a policy in response to federal tax laws that limit the deductibility by T.J.T. of compensation in excess of $1 million per employee per year for each of T.J.T.'s most highly compensated executives. The total compensation paid to any individual executive officer of T.J.T. does not now exceed the deductibility levels. T.J.T. does not anticipate exceeding the deductibility levels in the foreseeable future.

     EXECUTIVE COMPENSATION POLICIES. T.J.T.'s executive compensation is made up of three elements: (i) base salary, (ii) bonuses and (iii) grants of equity-based compensation (e.g., stock options).

          BASE SALARY. T.J.T. set base salary for officers and executives prior to its initial public offering in December 1995. Consideration was given to each person's job responsibilities, and the salaries paid to officers and executives in comparable positions in similar-sized companies in the Emmett, Idaho area. Effective January 1, 1995, the Executive Compensation Committee established base salaries for all of T.J.T.'s executive officers. On
November 25, 1998, the Executive Compensation Committee reviewed the existing salaries for its officers and executives and determined that the salaries were reasonable and did not require adjustment.

          BONUSES. In addition to base salary, Mr. Sheldon was eligible to receive a bonus under T.J.T.'s Management Bonus Plan ("Plan") for the fiscal year 1998. Although no performance bonus was paid, Mr. Sheldon received a $30,000 bonus in 1998 for his efforts in accomplishing T.J.T.'s strategic objectives during the 1997 fiscal year. Ms. Bradley and Mr. Mori were eligible to receive a performance bonus under their employment agreements for the fiscal year ended September 30, 1998, but no bonus was awarded. Under his employment agreement, Mr. Treadwell was not eligible for a bonus in 1998.

          STOCK OPTIONS. In addition to compensation through salary and bonuses, T.J.T. adopted the 1994 Stock Option Plan (the "Plan"), which provides long-term compensation of officers and key employees depending upon T.J.T.'s financial performance. Under the Plan, officers, directors and key employees are eligible to receive stock option awards. The number of stock options granted to each executive officer is determined by a competitive compensation analysis and each individual's salary and responsibilities. The Executive Compensation Committee also considers the number and exercise price of options and shares of restricted stock previously granted to individuals.

     CEO'S COMPENSATION. Mr. Sheldon's minimum annual base salary was established by the terms of his employment agreement with T.J.T. The term of Mr. Sheldon's employment agreement was from October 1, 1997 through September 30, 1998. Mr. Sheldon's base salary of $225,000 was based on his responsibilities, knowledge of and experience in the axle and tire reconditioning industry. Bonus amounts and stock option awards to Mr. Sheldon were based on T.J.T.'s performance and Mr. Sheldon's level of responsibility and experience. Following T.J.T.'s disappointing financial performance in the last quarters of the 1998 fiscal year, Mr. Sheldon and the Board of Directors reviewed Mr. Sheldon's salary and mutually agreed that it was in T.J.T.'s best interests to reduce Mr. Sheldon's base salary compensation from $225,000 to $175,000 annually. T.J.T.'s Board of Directors and Executive Compensation Committee are reviewing a new one-year employment agreement and bonus plan with Mr. Sheldon, and they expect to finalize the terms of Mr. Sheldon's employment agreement by the Annual Meeting. No stock options were awarded to Mr. Sheldon during 1998.

                              Terrence J. Sheldon (Chairman)
                              Scott M. Hayes
                              Arthur S. Berry

             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Compensation Committee consists of Mr. Sheldon and two non-employee Directors, Messrs. Hayes and Berry. None of T.J.T.'s executive officers serve as a director of another corporation in a case where an executive officer of the other corporation serves as a Director of T.J.T.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.

     Section 16(a) of the Exchange Act, as amended, requires T.J.T.'s Executive Officers and Directors and persons who own more than 10% of T.J.T.'s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ SmallCap Market System and furnish T.J.T. with copies.

                                    OTHER MATTERS

     The Board of Directors does not know of any other matters that will be presented at the Annual Meeting besides the two proposals discussed in this proxy statement. However, if any other matters are properly presented, the people named as proxies will vote in accordance with their judgment on such matters.



                                   By Order of the Board of Directors




Emmett, Idaho                      April L. Kierstead
January 22, 1999                   SECRETARY


THE COMPANY'S 1998 ANNUAL REPORT IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT.

                                PROXY
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                             T.J.T., INC.

     The undersigned hereby appoints Terrence J. Sheldon and April L. Kierstead attorneys and proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of T.J.T., Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at T.J.T., Inc.'s Annual Meeting of Shareholders to be held February 23, 1999, or any adjournments thereof.

          (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)





                                ^FOLD AND DETACH HERE^


                                  ANNUAL MEETING OF

                                     SHAREHOLDERS

                                     T.J.T., INC.

                            FEBRUARY 23, 1999, 10:00 A.M.

                                  OWYHEE PLAZA HOTEL

                                     BOISE, IDAHO

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1.   ELECTION OF DIRECTORS

FOR all nominees listed below           WITHHOLD AUTHORITY
(except as marked to the contrary)      to vote for all nominees listed below

     / /                                          / /

NOMINEES:      Terrence J. Sheldon
               Darren Bradley
               Rick Treadwell


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


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2.   The appointment of Balukoff Lindstrom & Co., P.A. as T.J.T.'s independent certified public accountants for the fiscal year ending September 30, 1999.

     FOR            AGAINST                  ABSTAIN

     / /            / /                       / /

3. In their discretion upon such other business as may properly come before the meeting.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                                                            , 1999
       ----------------------------------------------------------

-----------------------------------------------------------------------------
                                (Signature)

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                          (Signature if held jointly)


PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

                           ^ FOLD AND DETACH HERE ^

                               ADMISSION TICKET
                               ANNUAL MEETING OF
                                 SHAREHOLDERS
                                 T.J.T., INC.

                         FEBRUARY 23, 1999   10:00 A.M.

                              OWYHEE PLAZA HOTEL
                                 BOISE, IDAHO

                                    AGENDA

     *    Election of Directors
     *    Ratification of Auditors